Exhibit 14.2

DESERT SUN MINING CORP.

Tel: (416) 361-0737

4th Floor, 56 Temperance Street, Toronto, Ontario M5H 3V5

Fax: (416) 361-0923

_________________________________________________________________________________________________________________

December 10, 2002

B.C. Securities Commission

Alberta Securities Commission

The TSX Venture Exchange

Attention: Filings/Listings:

Dear Sirs:

Re: Annual & Special Meeting of Shareholders

Please be advised that the Corporation will be holding an Annual & Special Meeting of Shareholders and the following are the relevant dates pursuant to National Instrument 54-101:

Meeting Date: February 12th, 2003

Record Date: January 6th, 2003

Mail Material Date: January 8th, 2003

If you have any questions, please do not hesitate to contact the undersigned.

Yours truly,

DESERT SUN MINING CORP.

Per: Shaun A. Drake

SAD/cd

DESERT SUN MINING CORP.

65 Queen Street West, Suite 810

Toronto, Ontario M5H 2M5

NOTICE OF ANNUAL AND EXTRAORDINARY MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual and extraordinary meeting (the “Meeting”) of the shareholders of Desert Sun Mining Corp. (the "Corporation") will be held at The National Club, 303 Bay Street, Toronto, Ontario on Wednesday, the 12th day of February, 2003, at 4:30pm (Toronto time) for the following purposes:

1.

To receive and consider the audited financial statements of the Corporation for the fiscal year ended August 31, 2002, together with the report of the auditors thereon (the “Audited Financial Statements”);

2.

To elect directors;

3.

To appoint auditors and to authorize the directors to fix their remuneration;

4.

To consider and if thought fit, approve a resolution approving an incentive stock option plan for the employees, directors, officers and consultants of the Corporation as described in the management information circular accompanying this notice (the “Circular”);

5.

To consider and if thought fit, approve a special resolution (the “Continuance Resolution”) approving the continuation of the Corporation from incorporation under the Company Act (British Columbia) to incorporation under the Canada Business Corporations Act, including the approval, ratification and confirmation of the new General By-Law of the Corporation, as described in the Circular.

6.

To transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

This notice is accompanied by a form of proxy, the Circular, the Corporation’s Annual Report to shareholders containing the Audited Financial Statements and a supplemental mailing list form.

Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed form of proxy and return it to the Corporation’s registrar and transfer agent, Equity Transfer Services Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario, Canada, M5H 4C3 no later than 4:30 p.m. (Toronto time) on the last business day preceding the Meeting or any adjournment thereof.

TAKE NOTICE that pursuant to the Company Act (British Columbia) you may until February 10, 2003 give the Corporation a notice of dissent by registered mail addressed to the Corporation at the Corporation’s registered office at 708-1111,West Hastings St., Vancouver British Columbia, Canada with respect to the Continuance Resolution.  As a result of giving a notice of dissent you may, on receiving a notice of intention to act under section 207 of the Company Act (British Columbia), require the Corporation to purchase all your shares of the Corporation in respect of which the notice of dissent was given.

DATED at Toronto, Ontario as of the 3rd day of January, 2003.

BY ORDER OF THE BOARD

(Signed)

Stan Bharti, President

DESERT SUN MINING CORP.

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR (THE “CIRCULAR”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF DESERT SUN MINING CORP. (THE "CORPORATION") OF PROXIES FROM HOLDERS OF COMMON SHARES OF THE CORPORATION TO BE USED AT THE ANNUAL AND EXTRAORDINARY MEETING (THE “MEETING”) TO BE HELD ON FEBRUARY 12, 2003 AND AT ANY ADJOURNMENT THEREOF AND FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL AND EXTRAORDINARY MEETING OF SHAREHOLDERS (THE “NOTICE OF MEETING”). It is expected that the solicitation will be primarily by mail but proxies may also be solicited personally by regular employees of the Corporation at nominal cost. The cost of solicitation by management will be borne directly by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are directors of the Corporation and are nominees of management. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING MAY DO SO by striking out the printed names and inserting such person’s name in the blank space provided in the form of proxy or by submitting another proper form of proxy. A proxyholder need not be a shareholder of the Corporation. The instrument appointing a proxy must be in writing signed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney of such corporation. An instrument of proxy will only be valid if it is completed and delivered to the office of the registrar and transfer agent of the Corporation, Equity Transfer Services Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario, Canada, M5H 4C3, no later than 4:30 p.m. (Toronto time) on the last business day preceding the Meeting or any adjournment thereof.

A proxy given pursuant to this solicitation may be revoked by instrument in writing, including another proxy bearing a later date, executed in the manner set forth above, delivered to the office of the registrar and transfer agent of the Corporation, Equity Transfer Services Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario, Canada, M5H 4C3, at any time up to and including the last business day preceding the Meeting, or any adjournment thereof or as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, delivered to the Chairman of such Meeting on the day of the Meeting, or and adjournment thereof, and upon any of such deposits, or in any other manner provided by law, the proxy will be revoked.

VOTING

Provisions Relating to Voting Proxies

IF THERE IS CERTAINTY OF INSTRUCTIONS, THE PERSON NAMED IN THE ENCLOSED PROXY WILL VOTE (EXCEPT WHERE THERE IS A DIRECTION TO WITHHOLD FROM VOTING) THE COMMON SHARES IN RESPECT OF WHICH HE IS APPOINTED IN ACCORDANCE WITH THE DIRECTIONS OF THE SHAREHOLDER APPOINTING HIM. IN THE ABSENCE OF SUCH DIRECTION, THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO THAT MATTER UPON THE PROXYHOLDER NAMED THEREIN AND IT IS INTENDED THAT SUCH COMMON SHARES WILL BE VOTED BY THE MANAGEMENT NOMINEES IN FAVOUR OF THE MOTIONS PROPOSED TO BE MADE AT THE MEETING AS REFERRED TO IN THE ATTACHED NOTICE OF MEETING.

THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PROXYHOLDER APPOINTED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR OTHER MATTERS NOT SO IDENTIFIED WHICH MAY PROPERLY BE BROUGHT BEFORE THE MEETING. The management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting, other than the matters referred to in the Notice ofMeeting. In the event that any other matter comes before the Meeting, the persons named in the enclosed form of proxy will vote in accordance with their judgment on such matters.

Voting Securities and Principal Holders Thereof

The authorized capital of the Corporation consists of 49,978,344 common shares without par value (the “Common Shares”). As of December 11, 2002, the Corporation had issued and outstanding 18,389,398 Common Shares.  The Corporation shall make a list of all persons who are registered holders of Common Shares at the close of business on January 6, 2003 (the "Record Date") and the number of Common Shares registered in the name of each person on that date. All holders of Common Shares at the close of business on the Record Date will be entitled to receive notice of and to attend and vote at the Meeting.

Principal Holders of Voting Shares

To the knowledge of the directors and officers of the Corporation, as at December 11, 2002, there were no persons who beneficially owned, directly or indirectly, or exercised control or direction over Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation.

MATTERS TO BE ACTED ON

Election of Directors

The directors of the Corporation are elected annually and hold office until the next annual meeting of shareholders of the Corporation, or any adjournment thereof, or until their successors are elected or appointed unless a director’s office is earlier vacated in accordance with the articles of the Corporation or the Company Act (British Columbia) or he or she become disqualified to act as a director.

The board presently consists of five directors (the “Nominees”).  The following table provides the names of the Nominees and certain information concerning them. Management does not contemplate that any of the Nominees will be unable to serve as a director. If prior to the Meeting any of such Nominees is unable to or unwilling to serve, the persons named in the accompanying form of proxy will vote for another nominee or nominees in their discretion if additional nominations are made at the Meeting.

Advance notice of this Meeting was published in The Province newspaper on December 12, 2002.  No nomination for election of directors has been received by the Corporation pursuant thereto.

Name & Country of Residence Office	Office	Period of Service as a Director	Present Occupation if Different from Office Held	Number of Common Shares Beneficially Owned or Over Which Control is Exercised (1)
Gerald P. McCarvill Canada	Chairman & Director	Since July 15, 2002	Business Executive	126,000
Stan Bharti Canada	President, Chief Executive Officer & Director	Since February 28, 2002	Professional Engineer	328,000
William Pearson Canada	Vice President & Director	Since August 23, 2002	Geoscientist	Nil
Peter Bojtos United States	Director	Since June 19, 2002	Professional Engineer, and Consultant	110,000
Kenneth Taylor United States	Director	Since September 16, 2002	Business Consultant	Nil

(1) The information as to shares beneficially owned or over which they exercise control or direction, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually. Shareholdings are as at December 11, 2002.

The Corporation does not have an Executive Committee.

Each of the Nominees has been principally engaged in the occupation set opposite his name for the past five years, with the following exceptions:

Stan Bharti:

Mr. Bharti was the President and chief executive officer of William Multi-Tech Inc. and its predecessor company, William Resources Limited, from 1994 until August 16, 2002.

Gerald P. McCarvill:

From 1996 to 2002, Mr. McCarvill was Chairman and chief executive officer of McCarvill Corporation, a TSX listed financial services company.

William Pearson:

Mr. Pearson is the President of Pearson Geological Ltd. And was the former Vice President, Exploration for William Resources Limited from July 1, 1996 to February 17, 1999.

Audit Committee

The Corporation is required to have an audit committee. The following directors are currently members of the Corporation's audit committee: Gerald P. McCarvill, Kenneth Taylor, and Peter Bojtos.

Appointment of Auditors

Unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the appointment of De Visser Gray, Chartered Accountants, as auditors of the Corporation for the next year, and to authorize the directors of the Corporation to fix their remuneration.

Stock Option Plan

The board of directors of the Corporation has approved a stock option plan (the "Stock Option Plan") for directors, officers, employees and consultants of the Corporation, conditional upon receipt of all necessary regulatory and shareholder approvals. A copy of the Stock Option Plan is attached as Schedule A to Appendix A attached to this Information Circular. The Stock Option Plan was conditionally approved by the TSX Venture Exchange on October 15, 2002. The purpose of the Stock Option Plan is to attract, retain and motivate management, staff and consultants by providing them with the opportunity, through share options, to acquire a propriety interest in the Corporation and benefit from its growth. The options are nonassignable and may be granted for a term not exceeding five years. To date 1,695,000 options have been granted pursuant to the Stock Option Plan. Other material aspects of the Stock Option Plan are described below:

* a total of 4,000,000 Common Shares may be reserved for issue under the Stock Option Plan;

* options granted under the Stock Option Plan will terminate 90 days following the termination of an optionee's employment or the optionee ceasing to be a director or 5 consultant and 30 days if the optionee is an investor relations employee, unless the directors of the Company otherwise determine;

* options granted under the Stock Option Plan will terminate one year following the death of an optionee;

* the total number of shares which may be reserved for issuance to any one individual under the Stock Option Plan shall not exceed 5% of the total number of issued and outstanding Common Shares and the total number of shares which may be reserved for issuance to related persons (being directors and officers of the Corporation, and their associates) under the Stock Option Plan shall not exceed 10% of the total number of issued and outstanding Common Shares; and

* options will be granted at prices determined by the board of directors on the basis of the market price, where "market price" shall mean the prior trading day closing price of the shares of the Corporation on any stock exchange on which the shares are listed or last trading price on the prior trading day on any dealing network where the shares trade, and where there is no such closing price or trade on the prior trading day “market price” shall mean the average of the most recent bid and ask of the shares of the Corporation on any stock exchange on which the shares are listed or dealing network on which the shares of the Corporation trade.

Required Conditions

In order for the Stock Option Plan to be implemented, a resolution in the form set out in Appendix A to this Circular (the “Stock Option Resolution”) must be passed by a majority of the votes cast by holders of Common Shares, present in person or by proxy at the Meeting, excluding votes attaching to Common Shares owned by directors and officers of the Corporation, and their associates.

Recommendations and Directors Approval

At the meeting, shareholders will be asked to approve the Stock Option Plan. The directors and officers of the Corporation, and their associates, will not vote in respect of the approval of the Stock Option Plan.

The Board of Directors has determined that the Stock Option Plan is in the best interests of the Corporation and the holders of its Common Shares. The Board of Directors unanimously recommends that the shareholders vote in favour of the Stock Option Plan.

Unless specified in the form of proxy that the shares shall be voted against the Stock Option Resolution the person designated in the enclosed form of proxy intend to vote “For” the Stock Option Resolution.

Continuance under the Canada Business Corporations Act (the “Continuance”)

Reasons for the Continuance

The Corporation is currently governed, as to matters of corporate law, by the Company Act (British Columbia) (the "BC Company Act''). A company subject to the BC Company Act may, if authorized by special resolution and the Registrar of Companies of British Columbia (the "Registrar''), apply to theDirector (the "Director") appointed under the Canada Business Corporations Act (the "CBCA") for a certificate of continuance under the CBCA. Upon the issuance of a certificate of continuance in respect of the Corporation, the BC Company Act will cease to apply to the Corporation and the CBCA will become applicable to the Corporation as if the Corporation had been incorporated under the CBCA.

Management of the Corporation believes that continuance of the Corporation will permit the Corporation to take advantage of the more modern corporate law procedures provided by the CBCA. In light of the national and international scope of the affairs of the Corporation and the amendments to the CBCA which became effective on November 24, 2001, management of the Corporation believes that it is appropriate for the Corporation to continue under the CBCA.

In conjunction with the application for Continuance, the shareholders will be asked to approve the adoption of the General By-Law, attached as Appendix D to this Circular, under the CBCA in place of the existing Articles of the Corporation under the BC Company Act.

Differences Between the BC Company Act and the CBCA

The BC Company Act and the CBCA are similar in many respects, although there are a number of notable differences in respect of corporate law matters. Shareholders should consult their professional advisors with respect to the detailed provisions of the CBCA, and their rights under it. The following is a summary of certain differences between the BC Company Act and the CBCA which management of the Company consider to be of significance. This summary is not an exhaustive review of the two statutes. Reference should be made to the full text of both statutes for particulars of the differences.

Under the BC Company Act, all meetings of shareholders must be held in British Columbia unless the British Columbia Registrar of Companies consents to the holding of the meeting at some other place. Under the CBCA, a meeting of shareholders may be held anywhere in Canada and at a place outside Canada if the place is specified in the articles of the corporation.

Under the BC Company Act, a majority of the Corporation's directors must be Canadian residents and at least one must be ordinarily resident in British Columbia. Under the CBCA, at least twenty-five percent of the directors must be Canadian residents, provided that if a corporation has less than four directors, at least one director must be a resident Canadian.

Under the BC Company Act, fundamental changes and extraordinary corporate transactions which must be approved by special resolution (including amendments to the memorandum or the articles, amalgamations, winding up, statutory arrangements and the sale of all or substantially all the assets of the company) require a majority of three-fourths of the votes cast at a meeting of shareholders. Under the CBCA, the required majority is two-thirds of such votes.

Under the BC Company Act, a statutory amalgamation must be approved by special resolution and by the Supreme Court of British Columbia. Under the CBCA, court approval is not required. In addition, the CBCA provides for simplified forms of amalgamations where shareholder approval is not required.

Under the BC Company Act, a company must fix its authorized share capital. Under the CBCA, a corporation may have unlimited authorized share capital.

Under the BC Company Act, amendments to the Articles (which provide for many of the same types of matters as are dealt with in the by-laws of a corporation existing under the CBCA) may only be made with the approval of the shareholders. Under the CBCA, the directors may amend the by-laws, which amendment becomes effective immediately, although the amendment must be submitted to the next meeting of shareholders for approval.

Under the CBCA, there is a provision (similar to that contained in the BC Company Act) to the effect that if a take over bid is accepted by holders of not less than 90% of the securities of the class to which the bid relates (other than securities held by or on behalf of the offeror or affiliates or associates), the offeror is entitled, upon compliance with the CBCA, to acquire the securities held by the non-tendering shareholders for their fair value. These provisions apply to any offeror, wherever incorporated. Under the BC CompanyAct, in these circumstances, the offeror must be a company existing under the BC Company Act.

Both the BC Company Act and the CBCA contain provisions permitting bodies corporate governed by the legislation to effect a fundamental change in the nature of an arrangement. Under the BC Company Act, a company may propose a compromise or arrangement between the company and its creditors, or any class of them, or between a company and its shareholders or any class of them. Under the CBCA, a fundamental change in the nature of an arrangement is not restricted to being between a corporation and its creditors or shareholders. Under the CBCA, notice of applications for interim or final orders in connection with an arrangement must be given to the Director and the Director is entitled to appear and be heard in person or by counsel.

Under the BC Company Act, approval of the Supreme Court is required for the indemnification of a director or officer. Under the CBCA, such approval is not ordinarily required.

The BC Company Act does not permit shareholders to attend meetings by telephonic or electronic means.  The CBCA allows persons entitled to attend shareholder meetings to participate by means of telephonic, electronic or other communication facilities if the corporation makes available such a communication facility.

Both the BC Company Act and the CBCA provide for dissent and appraisal rights in respect of certain proposed corporate actions which require shareholder approval. The events giving rise to such rights are not identical in the two statutes. Examples include certain forms of financial assistance that require shareholder approval under the BC Company Act, and alteration or creation of share capital in certain circumstances under the CBCA. In addition, there are differences in the dissent procedures in the two statutes.

The BC Company Act restricts a company from giving financial assistance in certain circumstances, including for the purposes of the purchase or subscription of shares of the company except in specified circumstances. The CBCA does not restrict such financial assistance.

Under the CBCA, shareholders entitled to vote at an annual general meeting of shareholders may submit to the corporation notice of any matter that they propose to raise at the meeting, including the election of directors upon nomination by holders of 5% or more of the issued and outstanding shares of the corporation, and discuss at the meeting any matter in respect of which they would have been entitled to submit a proposal. Under the BC Company Act, shareholders do not have the right to submit proposals at annual general meetings, but shareholders holding in the aggregate not less than 10% of the issued voting shares have the right to submit written nominations for directors and have the nominees included in the information circular in respect of the meeting.

Under the BC Company Act, shareholders may remove directors by special resolution. Under the CBCA, generally speaking, shareholders may remove directors by ordinary resolution at a special meeting.

Under the BC Company Act, the ability to obtain standing to bring an oppression action (the right of a shareholder to apply to court for relief on the grounds that the company is acting or proposes to act in a way that is unfairly prejudicial or oppressive to the shareholder) or a derivative action (the right of a person to commence legal action in the name of or on behalf of the company, with the permission of the court, toenforce an obligation owed to the company that could be enforced by the company itself or to obtain damages for a breach of such an obligation) is potentially narrower than under the CBCA, as the class of complainants does not expressly include former security holders, officers or former officers of the company and their affiliates, but rather leaves it to the discretion of the court to determine if a person is a “proper person” to bring an application. In addition, under the CBCA, the Director may be a complainant or intervene in an action.

Effects of Continuance

The Continuance does not create a new legal entity, nor will it prejudice or affect the continuity of the Corporation. The Continuance will not result in any change in the business of the Corporation nor in the persons who constitute the Corporation's board of directors and officers.

As a British Columbia company, the Corporation's charter documents currently consist of a Memorandum, which sets out the name and authorized capital of the Corporation, and Articles, which are, in effect, the internal regulations for the functioning of the Corporation. Upon the Continuance taking effect, the Articles of Continuance will take the place of the Memorandum, and will set out the rights, privileges, restrictions and conditions attached to the shares of the Corporation (which are presently set out in the Articles).

The proposed Articles of Continuance are set out in Appendix C to this Circular. Currently the Corporation is authorized to issue 50,000,000 Common Shares. The Articles of Continuance provide for an unlimited number of Common Shares, reflecting the practice of corporations incorporated under the CBCA. Except as described in this Circular, the rights and restrictions which are presently applicable to theCommon Shares of the Corporation are substantially the same as the rights, privileges, restrictions and conditions which will attach to such Common Shares after Continuance.

Currently, the Corporation has determined the number of directors of the Corporation to be five. The CBCA provides that the shareholders of a company may provide in the articles of the Corporation for aminimum or maximum number of directors. The shareholders may adopt an amendment to the articles of the Corporation to increase or, subject to the provisions of the CBCA, decrease the minimum or maximum number of directors. The Articles of Continuance provide that the Corporation shall have a minimum of three and a maximum of twelve directors, and the actual number of directors within the minimum and maximum number may be determined from time to time by resolution of the directors. The Articles of Continuance also allow the directors to appoint one or more additional directors (not exceeding one-third of the number of directors elected at the previous annual meeting of shareholders) between annual meetings of shareholders. The BC Company Act currently permits additional directors to be appointed on this basis and the directors believe that it would be in the best interests of the Corporation and its shareholders for the board of directors of the Corporation (the "Board") to continue to be able to appoint, from time to time, one or more qualified persons as directors when such person or persons become available.

Required Shareholder Approval and Conditions

In order for the Continuance to be implemented, a special resolution in the form set out in Appendix B to this Circular (the "Continuance Resolution") must be passed by a majority of not less than three-fourths of the votes cast by holders of Common Shares, present in person or by proxy, at the Meeting.

If the Continuance is approved at the Meeting, subject to approval by the Registrar authorizing the continuance of the Corporation under the CBCA as required pursuant to the BC Company Act, the Corporation intends to file Articles of Continuance pursuant to section 187 of the CBCA to continue the Corporation from British Columbia under the provisions of the CBCA as soon as practicable after the Meeting. Subject as aforesaid, the Continuance will be effective on the date of the Certificate ofContinuance, which shall be issued by the Director upon receipt of Articles of Continuance pursuant to subsection 187(4) of the CBCA. The Company must file a certified copy of the Certificate of Continuance with the Registrar.

THE CONTINUANCE RESOLUTION PROVIDES THAT THE BOARD IS AUTHORIZED, IN ITS SOLE DISCRETION, TO ABANDON THE APPLICATION FOR A CERTIFICATE OF CONTINUANCE, OR DETERMINE NOT TO PROCEED WITH THE CONTINUANCE, WITHOUT FURTHER APPROVAL OF THE SHAREHOLDERS OF THE CORPORATION. IN PARTICULAR, THE BOARD MAY DETERMINE NOT TO PRESENT THE CONTINUANCE RESOLUTION TO THE MEETING OR, IF THE CONTINUANCE RESOLUTION IS PRESENTED TO THE MEETING AND APPROVED, MAY DETERMINE NOT TO PROCEED WITH COMPLETION OF THE CONTINUANCE AND FILING THE ARTICLES OF CONTINUANCE UNDER THE CBCA IF A SIGNIFICANT NUMBER OF SHAREHOLDERS OF THE CORPORATION DISSENT IN RESPECT OF THE CONTINUANCE RESOLUTION.

Dissent Rights

Pursuant to subsection 37(4) of the BC Company Act, any holder of Common Shares may, until February 10, 2003, exercise a right of dissent in respect of the Continuance by giving a written notice of dissent concerning such holder's shares and otherwise complying with the requirements of section 207 of the BC Company Act. A written notice of dissent may be served on the Corporation by leaving it at, or mailing it by registered post addressed to the registered office of the Corporation, 708-1111, West Hastings Street, Vancouver, B.C., V6E 2J3. If the Continuance becomes effective, each such shareholder (a "Dissenting Shareholder'') will be entitled to be paid the fair value of the shares in respect of which such shareholder dissented in accordance with section 207 of the BC Company Act.

A vote against the Continuance Resolution, an abstention or the execution or exercise of a proxy to vote against the Continuance Resolution does not constitute a notice of dissent, but a shareholder need not vote against the Continuance Resolution in order to dissent. However, a shareholder who consents to, or votes(other than as a proxy for a shareholder whose proxy required an affirmative vote) in favour of, the Continuance or otherwise acts inconsistently with the notice of dissent will cease to be entitled to any rights of dissent.

Prior to the implementation of the Continuance, the Corporation will send to each of the shareholders who has filed a notice of dissent, notice of intention to act stating that the Continuance Resolution has been adopted and informing the Dissenting Shareholder of the intention to act on the Continuance. A notice ofintention to act need not be sent to any Dissenting Shareholder who voted for the Continuance or who has withdrawn a notice of dissent.

Under the BC Company Act, within 14 days after the Corporation gives the notice of intention to act, the Dissenting Shareholder is required to send, to the registered office of the Corporation at, 708-1111, West Hastings Street, Vancouver, B.C., V6E 2J3, a written notice containing his or her name and address, the number of shares in respect of which he or she dissents and a requirement that the Corporation purchase all such shares (the "Demand for Payment'') together with certificates representing those shares. Upon delivery of a Demand for Payment in accordance with the BC Company Act, a Dissenting Shareholder isbound to sell and the Corporation is bound to purchase the shares subject to the Demand for Payment for their fair value as of the day before the day on which the Continuance Resolution was passed, including any appreciation or depreciation in anticipation of the vote.

Under the BC Company Act, a Dissenting Shareholder who has sent a Demand for Payment may apply to the Court and the Court may:

(a)

require the Dissenting Shareholder to sell and the Corporation to purchase the shares in respect of which the Demand for Payment has been given;

(b)

set the price and terms of the purchase and sale, or order that the price and terms be established by arbitration, in either case having due regard for the rights of creditors;

(c)

join in the application any other Dissenting Shareholder who has delivered a Demand for Payment; and

(d)

make consequential orders and give directions it considers appropriate.

Under the BC Company Act, a Dissenting Shareholder who has delivered a Demand for Payment may not vote, or exercise or assert any rights of a shareholder in respect of the shares for which a Demand for Payment has been given, other than the right to receive payment for those shares. Until a Dissenting Shareholder who has delivered a Demand for Payment is paid in full, that Dissenting Shareholder may exercise and assert all the rights of a creditor of the Corporation. A Dissenting Shareholder may not withdraw his or her Demand for Payment unless the Corporation consents.

Recommendations of Directors and Approval

At the Meeting, the shareholders will be asked to consider and, if thought fit, pass as a special resolution, the Continuance Resolution, in the form set out in Appendix B to this Circular.

The Board recommends that the holders of Common Shares vote in favour of the Continuance Resolution.  Unless specified in the form of proxy that the shares shall be voted against the Continuance Resolution, the persons designated in the enclosed form of proxy intend to vote "For'' the Continuance Resolution.

Other Matters

Management does not know of any other matters to be presented to the Meeting. If other matters should be properly presented at the Meeting, the persons named in the accompanying form of proxy will vote the Common Shares represented by such proxy with respect to such matters in accordance with their best judgment.

DISCLOSURE

Interest of Insiders in Material Transactions

Except as otherwise disclosed herein, no insider of the Corporation or proposed nominee for election as director and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, in any matter involving the Corporation since the commencement of the Corporation’s last completed financial year or in any proposed matter which has materially affected or would affect the Corporation.

Pursuant to an administrative services agreement, effective June 2002, entered into between the Corporation and Forbes and Manhattan Inc. ("FMI"), a corporation controlled by Mr. Stan Bharti, a director of the Corporation, fees in the amount of $22,500 were paid during the fiscal year ended August 31, 2002 in respect of office and other administrative services performed by FMI for the Corporation.

Directors’ and Officers’ Liability Insurance

The Corporation does not currently maintain any insurance coverage in respect of directors' and officers'

liability.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table, presented in accordance with the regulations to the Securities Act (British Columbia), sets forth the compensation paid, for the past three financial years, to the Chief Executive Officer and each of the Corporation's four most highly compensated executive officers (the "Named Executive Officers") whose annual salary and bonus in 2002 exceeded $100,000. Other than the Chief Executive Officer, the Corporation had no other Named Executive Officers.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Financial Year Ending	Salary ($)	Bonu s ($)	Other Annual Compen-sation	Number of Securities under Options Granted (#)	Restricted Shares or Restricted Share units ($)	LTIP Payouts ($)	All Other Compensation
Stan Bharti, President & CEO	August 31, 2002	20,000	Nil	Nil	650,000	Nil	Nil	Nil
Thomas Tough (President) until Feb.28’02	August 31,2001	Nil	Nil	Nil	714,290	Nil	Nil	$18,000
	August 31, 2000	Nil	Nil	Nil	Nil	Nil	Nil	$15,000

Mr. Bharti received a salary commencing July1, 2002.

Mr. Tough exercised 64,290 options. The remaining 650,000 options were cancelled on May 21’02.

The Corporation has never granted any stock appreciation rights (SAR’s) or established a long-term incentive plan (LTIP).

Option Grants During the Most Recently Completed Financial Year

The following table summarizes the number and value of the options outstanding in favour of the Named

Executive Officers as of August 31, 2002.

Option Grants During the Most Recently Completed Financial Year

Name	Securities under options granted (#)	% of total options granted to employees & directors in financial year ($)	Exercise or base price ($/security)	Market value of securities underlying options o n the date of grant ($/security)	Expiration date
Stan Bharti, President & CEO	650,000	38.34%	$0.28	$0.28	May 21, 2007

Option Exercising and Year-End Option Values

The following table sets forth any exercises of, and the year-end value of, options held by the Corporation’s Named Executive Officer:

Aggregated Option Exercises in the Most Recently Completed Financial Year and Financial Year-End Option Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options at August 31, 2002 (#)	Value of Unexercised In-the-Money Options at August 31, 2002 ($) (1)
Stan Bharti, President & CEO	Nil	Nil	650,000/Nil	$65,000/Nil

(1) Value of unexercised in-the-money options calculated using the closing price of common shares of the Corporation on the TSX- Venture Exchange on August 31, 2002, ($0.38) less exercise price of in-the-money options.

Report on Executive Compensation

The compensation policy of the Corporation is done from the perspective of ownership. Executive officers expect to reap the majority of their income from the appreciation in the value of the Common Shares they hold in the Corporation. Given the very low number of employees, the compensation practices are flexible, entrepreneurial and geared to meeting the requirements of the individual and hence securing the best possible talent to run the Corporation. Compensation of officers and employees currently consists of a base salary and if the Stock Option Resolution is adopted longer term incentives in the form of stock options.

Executive salaries are kept below market rates for comparable positions and are sufficient to maintain an individual's cash flow. The amounts are determined on a judgmental basis after review by the board of directors of the contribution of each executive officer of the Corporation. Bonuses may be paid for significant and specific achievements that have a strategic impact on the fortunes of the Corporation. Although they may be members of the board of directors, the executive officers do not individually make any decisions with respect to their respective salary or bonus.

The Stock Option Plan is designed to give each option holder an interest in preserving and maximizing shareholder value in the longer term. Individual grants are determined by an assessment of an individual's current and expected future performance, level of responsibilities and the importance of his/her position with and contribution to the Corporation.

Compensation of Directors

Directors who are not officers or employees of the Corporation are not currently paid any fees for their services as directors. Directors who are not officers are entitled to receive compensation to the extent that they provide services to the Corporation at rates that would be charged by such directors for such services to arm's length parties. No cash remuneration was paid during the year ended August 31, 2002 to any of the directors in their capacity as directors, except for reimbursement of “out of pocket” expenses incurred in connection with the attendance at board of director meetings. The directors are reimbursed for their out-of-pocket expenses reasonably incurred in connection with their duties to the Corporation.

It is expected that directors will also be entitled to participate in the Stock Option Plan and, at the time of joining the board, directors are granted options to purchase Common Shares. During the year ended August 31, 2002, 600,000 stock options in respect of common shares were granted to non-management directors.

Indebtedness of Officers and Directors to the Corporation

No officer or director, or associate of such persons, of the Corporation was indebted to the Corporation at any time since the beginning of the last completed financial year of the Corporation.

* * * * * * * *

The contents and the distribution of this Information Circular have been approved by the Board of Directors of the Corporation.

DATED as of the 3rd day of January, 2003.

Signed: “Gerald P. McCarvill”

Chairman

APPENDIX “A” TO THE MANAGEMENT INFORMATION CIRCULAR OF DESERT SUN MINING CORP. (THE “CORPORATION”)

DATED JANUARY 3, 2003

STOCK OPTION PLAN RESOLUTION

BE IT RESOLVED THAT:

1. A new stock option plan for service providers of the Corporation in the form attached hereto as Schedule “A” together with the previous grants made thereunder, is hereby authorized and approved; and

2. Any officer or director of the Corporation is hereby authorized and directed to do all things and execute all instruments and documents necessary or desirable to carry out the foregoing, with such addition, deletions and changes as such officer or director may deem necessary or advisable such execution be conclusive evidence of this and his or her approval.

Schedule A

1. PURPOSE

The purpose of this stock option plan (the “Plan”) is to authorize the grant to service providers for Desert Sun Mining Corp. (the “Corporation”) of options to purchase common shares (“shares”) of the Corporation’s capital and thus benefit the Corporation by enabling it to attract, retain and motivate service providers by providing them with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2. ADMINISTRATION

The Plan shall be administered by the board of directors of the Corporation or a committee established by the board of directors for that purpose (the “Committee”). Subject to approval of the granting of options by the board of directors or Committee, as applicable, the Corporation shall grant options under the

Plan.

3. SHARES SUBJECT TO PLAN

Subject to adjustment under the provisions of paragraph 12 hereof, the aggregate number of shares of the Corporation which may be issued and sold under the Plan will not exceed 4,000,000. The total number of shares which may be reserved for issuance to any one individual under the Plan may exceed 5% of the outstanding issue, subject to the total number of shares which may be reserved for issuance to any one individual in any 12 month period not exceeding 5% of the outstanding issue (on a non-diluted basis). The Corporation shall not, upon the exercise of any option, be required to issue or deliver any shares prior to (a) the admission of such shares to listing on any stock exchange on which the Corporation’s shares may then be listed, and (b) the completion of such registration or other qualification of such shares under any law, rules or regulation as the Corporation shall determine to be necessary or advisable. If any shares cannot be issued to any optionee for whatever reason, the obligation of the Corporation to issue such shares shall terminate and any option exercise price paid to the Corporation shall be returned to the optionee.

4. LIMITS WITH RESPECT TO INSIDERS

1. The maximum number of shares which may be reserved for issuance to insiders under the Plan, any other employer stock option plans or options for services, may exceed 10% of the shares issued and outstanding at the time of the grant (on a non-diluted basis).

2. The maximum number of shares which may be issued to insiders under the Plan, together with any other previously established or proposed share compensation arrangements, within any 12 month period may exceed 10% of the outstanding issue. The maximum number of shares which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed share compensation arrangements, may exceed 5% of the shares outstanding at the time of the grant, subject to the maximum number of shares which may be issued to any one insider and his or her associates in any 12 month period not exceeding 5% of the shares outstanding at the time of the grant (on a non-diluted basis).

5. ELIGIBILITY

Options shall be granted only to service providers for the Corporation. The term “service providers for the Corporation” means (a) any full or part-time employee (“Employee”) or Officer, or insider of the Corporation or any of its subsidiaries; (b) any other person employed by a company or individual providing management services to the Corporation (“Management Company Employee”); (c) any other person or company engaged to provide ongoing consulting services for the Corporation or any entity controlled by the Corporation (“Consultant”) or (d) any individual engaged to provide services that promote the purchase or sale of the issued securities (“Investor Relations Employee”) (any person in (a) (b), (c) or (d) hereinafter referred to as an “Eligible Person”); and (e) any registered retirement savings plan established by such Eligible Person, or any corporation controlled by such Eligible Person, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Person and/or the spouse, children and/or grandchildren of such Eligible Person. For stock options to Employees, Consultants or Management Company Employees, the Corporation must represent that the optionee is a bonafide Employee, Consultant or Management Company Employee as the case may be. The terms “insider” “controlled” and “subsidiary” shall have the meanings ascribed thereto in the Securities Act (Ontario) from time to time. Subject to the foregoing, the board of directors or Committee, as applicable, shall have full and final authority to determine the persons who are to be granted options under the Plan andthe number of shares subject to each option.

6. LIMITS WITH RESPECT TO CONSULTANTS AND INVESTOR RELATIONS EMPLOYEES

1. The maximum number of shares which may be reserved for issuance to any Consultant in any 12 month period under the Plan, any other employer stock option plans or options for services, shall be 2% of the shares issued and outstanding at the time of the grant (on a non-diluted basis).

2. The maximum number of shares which may be reserved for issuance to Investor Relations Employees in any 12 month period under the plan, any other employer stock options plans or options for services, shall be 2% of the shares issued and outstanding at the time of the grant (on a non-diluted basis).

7. PRICE

The purchase price (the “Price”) for the shares of the Corporation under each option shall be determined by the board of directors or Committee, as applicable, on the basis of the market price, where “market price” shall mean the prior trading day closing price of the shares of the Corporation on any stock exchange on which the shares are listed or last trading price on the prior trading day on any dealing network  where the shares trade, and where there is no such closing price or trade on the prior trading day “market price” shall mean the average of the most recent bid and ask of the shares of the Corporation on any stock exchange on which the shares are listed or dealing network on which the shares of the Corporation trade.  In the event the shares are listed on the TSX Venture Exchange, the price may be the market price less any discounts from the market price allowed by the TSX Venture Exchange, subject to a minimum price of $0.10.

8. PERIOD OF OPTION AND RIGHTS TO EXERCISE

Subject to the provisions of this paragraph 8 and paragraphs 9, 10 and 17 below, options will be exercisable in whole or in part, and from time to time, during the currency thereof. Options shall not be granted for a term exceeding five years. The shares to be purchased upon each exercise of any option (the “optioned shares”) shall be paid for in full at the time of such exercise. Except as provided in paragraphs 9, 10 and 17 below, no option which is held by a service provider may be exercised unless the optionee is then a service provider for the Corporation.

9. CESSATION OF PROVISION OF SERVICES

Subject to paragraph 10 below, if any optionee who is a service provider shall cease to be a service provider for the Corporation for any reason (whether or not for cause) the optionee may, but only within the period of ninety days, or thirty days if the service provider is an Investor Relations Employee, next succeeding such cessation and in no event after the expiry date of the optionee’s option, exercise the optionee’s option unless such period is extended as provided in paragraph 10 below.

10. DEATH OF OPTIONEE

In the event of the death of an optionee during the currency of the optionee’s option, the option theretofore granted to the optionee shall be exercisable within, but only within, the period of one year next succeeding the optionee’s death. Before expiry of an option under this paragraph 10, the board of directors or Committee, as applicable, shall notify the optionee’s representative in writing of such expiry.

11. NON-ASSIGNABILITY AND NON-TRANSFERABILITY OF OPTION

An option granted under the Plan shall be non-assignable and non-transferrable by an optionee otherwise than by will or by laws of descent and distribution, and such option shall be exercisable, during an optionee’s lifetime, only by the optionee.

12. ADJUSTMENTS IN SHARES SUBJECT TO PLAN

The aggregate number and kind of shares available under the Plan shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Corporation.  The options granted under the Plan may contain such provisions as the board of directors, or Committee, as applicable, may determine with respect to adjustments to be made in the number and kind of shares covered by such options and in the option price in the event of any such change. If there is a reduction in the exercise price of the options of an insider of the Corporation, the Corporation will be required to obtain approval from disinterested shareholders.

13. AMENDMENT AND TERMINATION OF THE PLAN

The board of directors or Committee, as applicable, may at any time amend or terminate the Plan, but where amended, such amendment is subject to regulatory approval.

14. EFFECTIVE DATE OF THE PLAN

The Plan becomes effective on the date of its approval by the shareholders of the Corporation.

15. EVIDENCE OF OPTIONS

Each option granted under the Plan shall be embodied in a written option agreement between the Corporation and the optionee which shall give effect to the provisions of the Plan.

16. EXERCISE OF OPTION

Subject to the provisions of the Plan and the particular option, an option may be exercised from time to time by delivering to the Corporation at its registered office a written notice of exercise specifying the number of shares with respect to which the option is being exercised and accompanied by payment in cash or certified cheque for the full amount of the purchase price of the shares then being purchased.  Upon receipt of a certificate of an authorized officer directing the issue of shares purchased under the Plan, the transfer agent is authorized and directed to issue and countersign share certificates for the optioned shares in the name of such optionee or the optionee’s legal personal representative or as may be directed in writing by the optionee’s legal personal representative.

17. VESTING RESTRICTIONS

Options issued under the Plan may vest at the discretion of the board of directors or Committee, as applicable, provided that (a) the number of shares which may be acquired pursuant to the Plan shall not exceed a specified number or percentage during the term of the optionee; (b) if the shares are listed on TSX Venture Exchange the options shall vest no more frequently than equally on a quarterly basis over a period of not less than 18 months and if the shares are listed on any other stock exchange, the shares shall vest in accordance with the requirements of such exchange; and (c) options issued to Investor Relations Employees must vest in stages over not less than 12 months with no more than one-quarter (1/4) of the options vesting in any three month period.

18. NOTICE OF SALE OF ALL OR SUBSTANTIALLY ALL SHARES OR ASSETS

If at any time when an option granted under this Plan remains unexercised with respect to any optioned  shares:

1. the Corporation seeks approval from its shareholders for a transaction which, if completed, would constitute an Acceleration Event; or

2. a third party makes a bona fide formal offer or proposal to the Corporation or its shareholders which, if accepted, would constitute an Acceleration Event;

the Corporation shall notify the optionee in writing of such  transaction, offer or proposal as soon as practicable and, provided that the board of directors or Committee, as applicable, has determined that no adjustment shall be made pursuant to section 12 hereof, (i) the board of directors or Committee, as applicable, may permit the optionee to exercise the option granted under this Plan, as to all or any of the optioned shares in respect of which such option has not previously been exercised (regardless of any vesting restrictions), during the period specified in the notice (but in no event later than the expiry date of the option), so that the optionee may participate in such transaction, offer or proposal; and (ii) the board of directors or Committee, as applicable, may require the acceleration of the time for the exercise of the said option and of the time for the fulfillment of any conditions or restrictions on such exercise.

For these purposes, an Acceleration Event means:

(a) the acquisition by any “offeror” (as defined in Part XX of the Securities Act (Ontario) of beneficial ownership or more than 50% of the outstanding voting securities of the Corporation, by means of a takeover bid or otherwise;

(b) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger;

(c) any sale, lease exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Corporation; or

(d) the approval by the shareholders of the Corporation of any plan of liquidation or dissolution of the Corporation.

19. RIGHTS PRIOR TO EXERCISE

An optionee shall have no rights whatsoever as a shareholder in respect of any of the optioned shares (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of optioned shares in respect of which the optionee shall have exercised the option to purchase hereunder and which the optionee shall have actually taken up and paid for.

20. GOVERNING LAW

This Plan shall be construed in accordance with and be governed by the laws of the Province of Ontario and shall be deemed to have been made in said Province, and shall be in accordance with all applicable securities laws.

21. EXPIRY OF OPTION

On the expiry date of any option granted under the Plan, and subject to any extension of such expiry date permitted in accordance with the Plan, such option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the optioned shares in respect of which the option has not been exercised.

APPENDIX "B" TO THE MANAGEMENT INFORMATION CIRCULAR

OF DESERT SUN MINING CORP. DATED JANUARY 3, 2003

CONTINUANCE RESOLUTION

WHEREAS Desert Sun Mining Corp. (the "Company") was incorporated pursuant to the Company Act of British Columbia ("BCCA") by Certificate of Incorporation dated the 21st day of May, 1980 under the name of Fredonia Oil & Gas Ltd.;

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The continuation of the Company under the Canada Business Corporations Act (the "CBCA") as if it had been incorporated thereunder is hereby approved and authorized.

2. The Company make application to:

(a) the Registrar of Companies appointed under the Company Act of British Columbia for an authorization to permit the Company to continue under the federal laws of Canada pursuant to Section 37 of the BCCA;

(b) the Director appointed under the CBCA for a Certificate of Continuance to continue the Company as if it had been incorporated under the federal laws of Canada pursuant to Section 187 of the CBCA; and

(c) the Ministry of Finance and Corporate Relations of British Columbia for a Certificate of Discontinuance.

3. The Articles of Continuance of the Company shall be in the form attached as Appendix "C" to the Management Information Circular of the Company dated January 3, 2003 (the "Management Information Circular"), with such alterations, additions or amendments as may be considered necessary or advisable by any officer of the Company in order to ensure compliance with the provisions of the CBCA, as the same may be amended, and the requirements of the Director thereunder.

4. The Articles of Continuance are hereby approved and adopted, in substitution of the Company's Charter, with any alterations, additions or amendments as described in paragraph 3 of this resolution, which Articles of Continuance are hereby approved and all amendments to the Charter of the Company reflected therein are hereby approved.

5. Effective upon the issuance of such Certificate of Continuance, the General By-law attached as Appendix "D" to the Management Information Circular is hereby adopted and approved.

6. The Board of Directors of the Company is hereby authorized, in its sole discretion, to abandon the application for a certificate of continuance continuing the Company as a corporation to which theCBCA applies, or determine not to proceed with the continuance without further approval of the shareholders of the Company, at any time prior to the endorsement by the Director of the Certificate of Continuance.

7. Any officer or director of the Company is hereby authorized and directed to do all things and execute all instruments and documents necessary or desirable to carry out the foregoing, with such additions, deletions and changes as such officer or director may deem necessary or advisable, such execution to be conclusive evidence of this and his or her approval.

APPENDIX "C" TO THE MANAGEMENT INFORMATION CIRCULAR

OF DESERT SUN MINING CORP. DATED JANUARY 3, 2003

Industry Canada	Canada Business Corporations Act	FORM 11	FORMULE 11
Industrie Canada	Loi canadienne sur les sociétés par actions	(SECTION 187)	(ARTICLE 187)

ARTICLES OF CONTINUANCE

CLAUSES DE PROROGATION

1 - Name of corporation (Dénomination de la société)

DESERT SUN MINING CORP.

2 - The province or territory in Canada where the registered office is situated (La province ou le territoire au Canada où est situé le siège social)

Province of British Columbia

3 - The classes and any maximum number of shares that the corporation is authorized to issue (Catégories et tout nombre maximal d'actions que la société est autorisée à émettre)

The annexed Schedule 1 is incorporated in this form.

4 - Restrictions, if any, on share transfers (Restrictions sur le transfert des actions, s'il y a lieu)

None.

5 - Number (or minimum and maximum number) of directors (Nombre (ou nombre minimal et maximal) d'administrateurs)

Minimum of three (3), maximum of twelve (12)

6 - Restrictions, if any, on business the corporation may carry on (Limites imposées à l'activité commerciale de la société, s'il y a lieu)

None.

7 - (1) If change of name effected, previous name ((1) S’il y a changement de dénomination, dénomination antérieure)

Not Applicable

     (2) Details of incorporation ((2) Détails de la constitution)

The annexed Schedule 2 is incorporated in this form.

8  Other provisions, if any (Autres dispositions, s'il y a lieu)

The annexed Schedule 3 is incorporated in this form.

Date	Signature	Capacity of - En qualité de

For Department Use Only

À l'usage du ministère seulement

Printed name - (Nom et letters moulées)

IC 3247 (2001/11)

Filed (Déposée)

C2

ARTICLES OF CONTINUANCE

OF

DESERT SUN MINING CORP.

SCHEDULE 1

The Corporation shall be authorized to issue an unlimited number of shares of a class designated as "Common Shares".  The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

(a) the holders of the Common Shares shall be entitled to vote at all meetings of shareholders;

(b) the holders of the Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation; and

(c) the holders of the Common Shares shall, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, be entitled to receive the remaining property of the Corporation in the event of liquidation, dissolution or winding-up of the Corporation.

ARTICLES OF CONTINUANCE

OF

DESERT SUN MINING CORP.

SCHEDULE 2

DETAILS OF INCORPORATION

(a) Incorporated under the Company Act (British Columbia) on May 21, 1980 under the name Fredonia Oil & Gas Ltd.;

(b) On February 21, 1985 Fredonia Oil & Gas Ltd. changed its name to Consolidated Fredonia Resources Ltd.;

(c) On February 20, 1986 Consolidated Fredonia Resources Ltd. changed its name to Sun River Gold Corp.;

(d) On March 11, 1991 Sun River Gold Corp. changed its name to Yellow Point Mining Corp.; and

(e) On August 26, 1994 Yellow Point Mining Corp. changed its name to Desert Sun Mining Corp.

ARTICLES OF CONTINUANCE

OF

DESERT SUN MINING CORP.

SCHEDULE 3

(1) The Board of Directors may from time to time, in such amounts and on such terms as it deems expedient;

(a) borrow money on the credit of the Corporation;

(b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation; and

(c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation;

The Board of Directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board above to such extent and in such manner as the Board shall determine at the time of each such delegation;

(2) The Corporation shall have a minimum of three (3) and a maximum of twelve (12) directors, the precise number to be determined from time to time by resolution of the Board of Directors of the Corporation and, until the precise number is so determined, such number shall be deemed to be five (5); and

(3) The directors of the Corporation are authorized to appoint one or more directors from time to time, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders following their appointment, provided that the total number of directors so appointed between annual meetings may not exceed one-third of the number of directors elected at the previous annual meeting.

APPENDIX "D" TO THE MANAGEMENT INFORMATION CIRCULAR

OF

DESERT SUN MINING CORP. DATED JANUARY 3. 2003

BY-LAW NO. I

A BY-LAW RELATING GENERALLY TO THE CONDUCT

OF THE BUSINESS AND AFFAIRS OF DESERT SUN MINING CORP

A CANADIAN FEDERAL CORPORATION

TABLE OF CONTENTS

SECTION 1 - DEFINITIONS

1.1

GENERAL

1.2

INTERPRETATION

SECTION 2 - GENERAL BUSINESS

2.1

FINANCIAL YEAR

2.2

EXECUTION OF INSTRUMENTS

2 3

VOTING RIGHTS OF OTHER BODIES CORPORATE

SECTION 3 - MEETINGS OF DIRECTORS

3.1

QUORUM

3.2

CALLING OF MEETINGS

3.3

FIRST MEETING OF NEW BOARD

3.4

CHAIR

3.5

VOTES TO GOVERN

3.6

CASTING VOTE

SECTION 4 - CHAIRPERSON AND OFFICERS

4.1

APPOINTMENT OF CHAIRPERSON

4.2

APPOINTMENT OF OFFICERS

4.3

PRESIDENT

4.4

VICE PRESIDENT

4.5

SECRETARY

4.6

TREASURER

4.7

POWERS AND DUTIES OF OFFICERS

SECTION 5 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

5.1

LIMITATION OF LIABILITY

5.2

INDEMNITY

5.3

INSURANCE

SECTION 6 - SECURITIES

6.1

ENFORCEMENT OF LIEN

SECTION 7 - DIVIDENDS

7.1

DECLARATION AND PAYMENT

7.2

PAYMENT

7.3

SET-OFF

SECTION 6 - MEETINGS OF SHAREHOLDERS

8.1

CHAIRRPERSON, SECRETARY AND SCRUTINEERS

8.2

PERSONS ENTITLED TO BE PRESENT

8.3

QUORUM

8.4

RIGHT TO VOTE

8.5

BALLOT

8.6

VOTES TO GOVERN

8.7

CASTING VOTE

8.8

ADJOURNMENT

SECTION9 - NOTICES

9.1

NOTICE TO JOINT SHAREHOLDERS

9.2

COMPUTATION OF TIME

9.3

OMISSIONS AND ERRORS

SECTION 10 - EFFECTIVE DATE

10.1

EFFECTIVE DATE

10.2

REPEAL

BY-LAW NO. I

A BY-LAW RELATING GENERALLY TO THE CONDUCT

OF THE BUSINESS AND AFFAIRS OF DESERT SUN MINING CORP.,

A CANADIAN FEDERAL CORPORATION

RESOLVED as a by-law of Desert Sun Mining Corp. (hereinafter referred to As the “Corporation”) as follows:

SECTION 1- DEFINITIONS

1.1

General

In the By-Laws of the Corporation, unless the context otherwise requires:

(1)

"Act" means the Canada Business Corporation Act and the regulations thereunder, as from time to time amended, arid every statute or regulation (as the case may be) that may be substituted therefor and in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

(2)

“Articles.” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization and articles of revival of the Corporation and includes any amendments thereto.

(3)

"Board” means the board of directors of the Corporation;

(4)

“By-laws” means these by-laws and all other by-laws of the Corporation from time to time in force and effect;

(5)

“Director” means a member of the Board:

(6)

“meeting of shareholders” means annual and special meetings of shareholders.

1.2

Interpretation

In this by-law:

(1)

Other than as specified above, words and expressions defined in the Act, have the same meanings when used herein. Words importing the singular number include the plural and visa versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, sole proprietorship, partnership, unincorporated association. unincorporated syndicate. unincorporated organization, trust, body corporate and a natural person in his capacity as trustee, executor, administrator or other legal representative.

(2)

The invalidity or unenforceability of any provisions in this by-law shall not affect the validity or enforceabiity of the remaining provisions of this by-law; and

(3)

The insertion of headings in this by-law are for convenience of reference only and shall not affect its construction or interpretation.

SECTION 1- GENERAL BUSINESS

2.1

Financial Year

The board may, by resolution, fix the financial year-end of the Corporation and may from time to time, by resolution, change the financial year-end of the Corporation.

2.2

Execution of Instruments

(1)

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two (2) Directors or any two (2) officers, or by any one (1) Director together with one (1) officer of the Corporation.

(2)

In addition, the Board may from time to time authorize any other person or persons to sign any particular instruments

(3)

The secretary, or any other officer or any Director, may sign certificates and similar instruments

(other than share certificates) an the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including, without limitation. certificates verifying copies of the

Articles, By-laws, resolutions and minutes of meetings of the Corporation.

(4)

The signature of any person authorized to sign on behalf of the Corporation may, if specifically authorized by resolution of the board, be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced or may be an electronic signature. Anything so signed shall be as valid as if it had been signed manually, even if that person has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the Board.

2.3

Voting Rights in Other Bodies Corporate

The. signing officers of the Corporation under Section 2.2 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the Board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION .3— MEETINGS OF DIRECTORS

3.1

Quorum

A quorum of any meeting of Directors is:

(a)

where the Articles Set out the number of directors, a majority of that number; or

(b)

where the Articles set out the minimum and maximum number of directors, a majority of the number of directors which then constitutes the Board.

3.2

Calling of Meetings

Meetings of the Board shall be held from time to time at such time and at such place as the Board, the chairperson of the Board, the president or any two Directors may determine.  Such meetings shall be called by way of a notice sent by mail, by e-mail, by fax or by any other electronic means or delivered in person to the Directors.  The notice of the meeting shall specify the place, the date and the time of such meeting.  The notice need specify neither the purpose nor the agenda of the meeting. The Director shall be deemed to have received such notice within the normal time for delivery according to the means of communication used unless there are reasonable grounds for believing that the notice was not received on time or that it was not received at all,

3.3

First Meeting of New Board

As long as a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

3.4

Chair

The chairperson of the Board or, if none, or in the chairperson of the Board’s absence from a meeting of the Board, the president or, if none or in the president’s absence, a Director chosen by the Directors present shall chair each meeting of the Board.

3.5

Votes to Govern

(1)

At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question.

(2)

Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chairperson of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

3.6

Casting Vote

In case of an equality of votes at a meeting of the Board, the chairperson of the meeting shall be entitled to a second or casting vote.

SECTION 4- CHAIRPERSON AND OFFICERS

4.1

Appointment of Chairperson

The Board may from time to time designate a chairperson of the Board from among the Directors who shall have such powers and duties as are specified from time to time by the Board.

4.2

Appointment of Officers

The Board may from time to time designate the offices of the Corporation and from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine. including, without limitation, one or more assistants to any of the officers so appointed. One person may hold more than one office. The Board may specify the duties of and, in accordance with these Bylaws and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation.

4.3

President

The president shall be the chief executive officer and, subject to the authority of the Board, shall have general supervision of the business of the Corporation, and shall have such other powers and duties as the Board may specify.

4.4

Vice President

A vice-president shall have such powers and duties as the Board or the chief executive officer may specify.

4.5

Secretary

The secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; shall give or cause to be given, as and when instructed, all notices to shareholders, Directors, officers, auditors and members of committees of the Board; shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and shall have such other powers and duties as the Board or the chief executive officer may specify.

The secretary may delegate all or part of the secretary’s duties to a nominee from time to time.

4.6 Treasurer

The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; shall render to the Board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and shall have such other powers and duties as the Board or the chief executive officer may specify.

4.7

Powers arid Duties of Officers

The powers and duties of all officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties which are to be specified only by the Board) the chief executive officer may specify. The Board and (except as aforesaid) the chief executive officer may, from time to time, vary, add to or limit the powers and duties of any officer.  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

SECTION 5- PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

5.1 Limitation of Liability

Every Director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no Director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other Director, officer or employee, or for joining in any act for conformity, or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his or her office or in relation thereto. Nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof

5.2

Indemnity

(1)

The Corporation shall indemnify a Director or officer of the Corporation, a former Director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer (or an individual acting in a similar capacity) of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2)

The Corporation shall advance monies to a Director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 5.2(1). The individual shall repay the monies if it is determined that he or she did not fulfil the conditions of Section 5.2(3).

(3)

The Corporation shall not indemnify an individual under Section 5.2(1) unless he or she:

(a)

acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she acted as a Director or officer or in a similar capacity at the Corporation’s request; and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a. monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful,

(4)

The Corporation shall also indemnify the individual referred to in Section 5.2(1) in such other circumstances as the Act or law permits or requires. Nothing in these By-laws shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of these By-laws.

5.3

Insurance

Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of any individual referred to in Section 52(1) as the Board may from time to time determine.

SECTION 6— SECURITIES

6.1

Enforcement of Lien

(1)

In the event that any shareholder (the “Defaulting Shareholder”) defaults in the payment of any in interest and/or principal due in respect of any indebtedness owing by such shareholder to the Corporation (the “Debt”) when the same becomes due and payable and continues in such default for a period of thirty (30) days after notice in writing thereof has been given by the Corporation to such shareholder:

(a)

the Corporation may sell all or any part of the shares then, registered in the name of the defaulting Shareholder (the “Subject. Shares”). The terms and manner of the sale shall be at the sole discretion of the Corporation. The proceeds of such sale shall he used and applied firstly to the cost and expense of such sale incurred by the Corporation, including security transfer taxes and legal fees, secondly to reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale, and thirdly for the payment in full of the Debt and other sums due to the Corporation from the Defaulting Shareholder. The balance of the proceeds, if any, shall be paid to the Defaulting Shareholder. If the proceeds of the sale are insufficient to pay the Debt, the Defaulting Shareholder shall remain liable to the Corporation for any such deficiency;

(b)

the Corporation may apply any dividends or other distributions paid or payable on or in respect of the Subject Shares in repayment of the Debt;

(c)

where the Subject Shares are redeemable pursuant to the Articles, the Corporation may redeem all or part of the Subject Shares and apply the redemption price to the Debt;

(d)

the Corporation may refuse to register a transfer of all or part of the Subject Shares until the debt is paid; and

(e)

in exercising one or more of the rights granted in this by-law, the Corporation shall not prejudice or surrender any other rights of enforcement of its lien which may by law be available to it. or any other remedy available to the Corporation for collection of the Debt, and the Defaulting Shareholder shall remain liable for any deficiency remaining.

SECTION 7 - DIVIDENDS

7.1

Declaration and Payment

Subject to the Act and subject to it being established that the Corporation is or will be able to discharge its liabilities when due and that the realizable value of its assets will not be less than the aggregate of its liabilities and of its stated capital, the Directors may declare and pay dividends to the shareholders according to their respective rights and interests in the Corporation. The Directors shall not be compelled to make any distribution of the profits of the Corporation; thus they may create a reserve fund for the payment of dividends or set aside such profits in whole or in part in order to keep them as a reserve fund of any kind. Such dividends may be paid in specie, if property or by the issue of fully paid-up securities of the Corporation.

7.2

Payment

Unless the holder otherwise indicates, a dividend payable in specie shall be paid by cheque to the order of the registered holder of the securities of the class in respect of which a dividend has been declared and shall be delivered or mailed by prepaid ordinary mail to such registered holder to or at the address appearing at that time in the registers of the Corporation, in the case of joint holders unless such joint holders otherwise direct, the cheque shall be made payable to the order of all of such joint holders and be delivered or mailed to them to or at the address of one (1) of them appearing at that time in the registers of the Corporation. The mailing of such cheque as aforesaid, unless the same is not paid upon due presentation, shall satisfy all claims and discharge the Corporation of its liability for the dividend to the extent of the amount of the cheque.  In the event of non-receipt of the dividend cheque by the person to whom it was delivered or mailed as aforesaid, the Corporation shall issue to such person a replacement cheque for the same amount on such terms as determined by the directors.

7.3

Set-Off

The Directors, in their discretion, may apply, in whole or in part, any amount of dividend declared payable to a shareholder to set off any debt owed by the shareholder to the Corporation.

SECTION 8 -. MEETINGS OF SHAREHOLDERS

8.1

Chairperson, Secretary and Scrutineers

The chairperson of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting. chairperson of the Board; president; or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairperson.  If the secretary of the Corporation is absent, the chairperson shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting.

8.2

Persons Entitled to he Present

The only persons entitled to be present at a meeting of the shareholders shall be those entitled to attend or vote at the meeting, the Directors auditor, legal counsel of the Corporation and others who, although not entitled to attend or vote, are entitled or required under any provision of the Act, the Articles, or by-laws to be present at the meeting.  Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

8.3

Quorum

A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy-holder for or representative of such a shareholder and together holding or representing in the aggregate not less than 5% of the outstanding shares of the Corporation entitled to be voted at the meeting.  If a quorum is not present at the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place, and at the adjourned meeting a quorum will be those individuals present.

8.4

Right to Vote

At any meeting of shareholders, every question shall, subject to the provisions of the Act, be decided by a show of hands unless a ballot thereon is required by the chairperson of the meeting or is demanded by any shareholder entitled to vote and present,, or deemed to be present, in person or by proxy. Upon a show of hands, every such person who is entitled to vote shall have one vote. Before or after a show of hands has been taken upon any question, the chairperson may require, or any shareholder entitled to vote and present, or deemed to be present, in person or by proxy, may demand a ballot thereon. Unless a ballot thereon is demanded, a declaration by the chairperson of the meeting that the vote upon the question has beer carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting is prima fade evidence of the fact, without proof of the number or proportion of the votes recorded in respect of the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

8.5

Ballot

If a ballot is required, a ballot upon the question shall he taken in such a manner as the chairperson of the. meeting shall direct. Upon a ballot, each shareholder who is present, or represented by proxy is entitled, in respect of the shares which the shareholder is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles in respect of those shares,

8.6

Votes to Govern

At any meeting of shareholders, every question shall, unless otherwise required by the Articles and By-laws, be determined by a majority of the votes cast on the question.

8.7

Casting Vote

In case of an equality of votes at any meeting of shareholders either on a show of hands or on a poll, the chairperson of the meeting shall be entitled to a second or casting vote.

8.8

Adjournment

Subject to the Act, the chairperson at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

SECTION 9- NOTICES

9.1

Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of those persons shall be sufficient notice to all of them.

9.2

Computation of Time

In computing the period of days when notice must be given tinder any provision requiring a specified number of days prior notice of any meeting or other event, the period shall be deemed to begin on the day following the giving of the notice or the event that began the period and shall be deemed to end at midnight of the last day of the period, except that, if the last day of the period falls on a non-business day, the period shall end at midnight on the day next following that is not a non-business day.

9.3

Omissions and Errors

The accidental omission to give any notice to any shareholder, Director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance of the notice shall not invalidate any action taken at any meeting held pursuant to the notice or otherwise founded on it.

SECTION 10- EFFECTIVE DATE

10.1

Effective Date

These By-laws shall come into .force when made by the Board in accordance with the Act.

10.2

Repeal

All previous By-laws of the Corporation are repealed as of the coming into force of these By- laws.  The repeal shall not affect the previous operation of any By-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any Articles or predecessor charter documents of the Corporation obtained pursuant to, any such By-laws before its repeal. All officers and persons acting under any By-laws so repealed shall continue to act as if appointed under the provisions of these By-laws, and all resolutions of the shareholders or the Board or a committee of the Board with continuing effect passed under any repealed By-laws shall continue to be good and valid except to the extent inconsistent with these By-laws and until amended or repealed.